Exhibit 99.1

   IMS Health Delivers Double-Digit Revenue, Earnings Per Share and
             Operating Income Growth in Third-Quarter 2006


    FAIRFIELD, Conn.--(BUSINESS WIRE)--Oct. 18, 2006--IMS Health
(NYSE: RX), the world's leading provider of market intelligence to the pharmaceutical and healthcare industries, today announced third-quarter 2006 revenue of $482.7 million, up 12 percent (10 percent constant dollar), compared with revenue of $432.8 million for the third quarter of 2005.

    Third-quarter 2006 diluted earnings per share on a GAAP basis was $0.34, compared with $0.30 in the prior year, up 13 percent. On an adjusted (non-GAAP) basis and excluding the expensing of equity-based compensation, earnings per share was $0.39, a 15 percent increase, compared with $0.34 per share in the same period last year. Including the expensing of equity-based compensation, adjusted (non-GAAP) earnings per share for the third quarter was $0.36, up 6 percent.

    "IMS delivered another great quarter," said David R. Carlucci, IMS chairman and chief executive officer. "In a dynamic and challenging healthcare marketplace, our teams continue to execute well around the world, turning in exceptional, double-digit revenue, EPS and operating income growth for the quarter. Our business remains strong, and we are very confident that we will achieve our financial guidance for 2006."

    Net income on a GAAP basis was $69.3 million, compared with $71.1 million in the year-earlier quarter, a 3 percent decline. On an adjusted (non-GAAP) basis and excluding the expensing of equity-based compensation, net income for the 2006 third quarter was $79.4 million, compared with net income of $80.6 million in the prior year, down 1 percent. Including the expensing of equity-based compensation, adjusted (non-GAAP) net income for the third quarter of 2006 declined 9 percent to $73.5 million.

    Operating income in the third quarter of 2006 was $115.4 million on a GAAP basis, up 13 percent, compared with $102.2 million in the year-earlier period. On an adjusted (non-GAAP) basis and excluding the expensing of equity-based compensation, third-quarter operating income was $123.8 million, up 12 percent on both a reported and constant-dollar basis, compared with $110.7 million in the year-earlier period. Including the expensing of equity-based compensation, adjusted (non-GAAP) operating income in the 2006 third quarter was $115.4 million, up 4 percent reported and constant dollar, over the prior year.

    Adjusted (non-GAAP) results for the 2006 third quarter exclude certain pre-tax income items totaling $2.1 million, as well as certain net tax provisions of approximately $6.3 million (see Table 5). Third-quarter 2005 results on an adjusted (non-GAAP) basis exclude certain items including $8.5 million of costs associated with the proposed merger with VNU, N.V., which was terminated last November (see Table 5).

    Year-to-Date Results

    For the first nine months of 2006, revenues were $1,415.1 million, up 11 percent (12 percent constant dollar), compared with revenue of $1,277.1 million in the year-earlier period. Diluted earnings per share on a GAAP basis for the first nine months of 2006 was $1.20, compared with $0.84 in the prior year. On an adjusted (non-GAAP) basis and excluding the expensing of equity-based compensation, earnings per share for the first nine months of 2006 was $1.11, a 13 percent increase, compared with $0.98 per share in the same period last year. Including the expensing of equity-based compensation, adjusted (non-GAAP) earnings per share for the first nine months of this year was $1.01, up 3 percent. Net income on a GAAP basis for the 2006 first nine months was $250.0 million, compared with $194.7 million in the year-earlier period. On an adjusted (non-GAAP) basis and excluding the expensing of equity-based compensation, net income for the first nine months of 2006 rose 2 percent to $230.8 million, compared with net income of $226.5 million in the same period last year. Including the expensing of equity-based compensation, adjusted (non-GAAP) net income for the first nine months of 2006 was $209.6 million, down 7 percent.

    For the first nine months of 2006, operating income was $318.5 million on a GAAP basis, a 5 percent increase, compared with $302.4 million in the year-earlier period. On an adjusted (non-GAAP) basis and excluding the expensing of equity-based compensation, operating income for the first nine months of 2006 was $354.6 million, an 11 percent increase (12 percent constant dollar), compared with $318.3 million in the year-earlier period. Including the expensing of equity-based compensation, adjusted (non-GAAP) operating income in the 2006 first nine months was $324.5 million, up 2 percent on both a reported and constant-dollar basis over the prior year.

    Adjusted (non-GAAP) results for the 2006 first nine months exclude certain pre-tax income items totaling $37.3 million, primarily from the terminated VNU merger, as well as certain net tax provisions of $3.1 million (see Table 6). For the first nine months of 2005, results on an adjusted (non-GAAP) basis exclude certain items including a one-time tax charge of $39.5 million related to repatriating $647 million of previously undistributed foreign earnings under the American Jobs Creation Act (see Table 6).

    Balance Sheet Highlights

    IMS's cash and cash equivalents as of September 30, 2006 totaled $147.7 million, compared with $362.9 million on December 31, 2005. Total debt as of September 30, 2006 was $1,105.2 million, up from $611.4 million at the end of 2005, due to borrowings in connection with 2006 share repurchases.

    Share Repurchase Program, Shares Outstanding

    IMS repurchased 4.9 million additional shares in the third quarter of 2006 at a total cost of $133.6 million. The company repurchased
33.9 million shares year to date at a total cost of $880.4 million. There are approximately 6 million shares available to repurchase under the current Board of Directors' authorization.

    The number of actual shares outstanding as of September 30, 2006 was approximately 198.4 million, compared with 231.7 million as of September 30, 2005.

    About IMS

    Operating in more than 100 countries, IMS Health is the world's leading provider of market intelligence to the pharmaceutical and healthcare industries. With $1.8 billion in 2005 revenue and more than 50 years of industry experience, IMS offers leading-edge business intelligence products and services that are integral to clients' day-to-day operations, including portfolio optimization capabilities; launch and brand management solutions; sales force effectiveness innovations; managed care and over-the-counter offerings; and consulting and services solutions that improve ROI and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

    Conference Call and Webcast Details

    IMS will host a conference call at 5 p.m. Eastern time today to discuss its third-quarter results. To participate, please dial 1-888-722-1085 (U.S. and Canada) and 1-212-341-7089 (outside the U.S.
and Canada) approximately 15 minutes before the scheduled start of the call. The conference call also will be accessible live on the Investor Relations section of the IMS Website at www.imshealth.com. Prior to the conference call, a copy of this press release and any other financial or statistical information presented during the call will be made available in the "Investors" area of IMS's Website.

    A replay of the conference call will be available online on the "Investors" section of the IMS Website and via telephone by dialing 1-800-633-8284 (U.S. and Canada) or 1-402-977-9140 (outside the U.S.
and Canada), and entering access code 21304970 beginning at 7:30 p.m. Eastern time today.

    Forward-Looking Statements

    This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks,
(ii) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (iii) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, (iv) regulatory, legislative and enforcement initiatives, particularly in the areas of medical privacy, data access and tax, (v) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, and (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health's customers operate. Additional information on factors that may affect the business and financial results of the Company can be found in the filings of the company made from time to time with the Securities and Exchange Commission.


                               Table 1
                              IMS Health
                      GAAP Income Statement (a)
                   Three Months Ended September 30
              (unaudited, in millions except per share)

                                              2006     2005   % Fav
                                              GAAP     GAAP   (Unfav)
                                            --------------------------
Revenue (b)
  Sales Force Effectiveness                  $226.1    $207.1      9 %
  Portfolio Optimization                     134.7      126.2      7
  Launch, Brand and Other                    121.9       99.5     22
                                            ------------------
  Total                                      482.7      432.8     12

Operating Expenses (c)
  Operating Costs* (exclusive of
   Depreciation and Amortization shown
   separately below)                         (209.2)   (195.5)    (7)
  Selling and Administrative*                (129.1)   (100.3)   (29)
  Depreciation and Amortization              (29.0)     (26.3)   (10)
  Merger Costs (e)                            0.0        (8.5)    NM
                                            ------------------
  Total                                      (367.3)   (330.6)   (11)

Operating Income*                            115.4      102.2     13

Interest expense, net                         (9.3)      (4.7)   (98)
Gains (losses) from investments, net (d)      (0.3)       0.3     NM
Other Income (Expense), net (f)               (0.4)       7.7     NM
                                            ------------------
Pretax Income                                105.4      105.4      0

Provision for Income Taxes (g)               (36.1)     (34.3)    (5)
                                            ------------------
Net Income*                                  $69.3      $71.1     (3)

Diluted EPS:
  Total Diluted EPS*                         $0.34      $0.30     13 %

Shares Outstanding:
  Weighted Average Diluted                   204.9      234.6     13 %
  End-of-Period Actual                       198.4      231.7     14
  Weighted Average Basic                     200.9      229.9     13

    The accompanying notes are an integral part of these financial tables.

    * The company adopted SFAS 123r effective January 1, 2006.
Stock-based compensation expense of $1.5 million and $6.9 million is included within Operating Costs and Selling and Administrative expenses, respectively, for the three months ended September 30, 2006. Operating Income, Net Income and Total Diluted EPS were reduced by $8.5 million, $5.9 million, and $0.03, respectively.


                               Table 2
                              IMS Health
                      GAAP Income Statement (a)
                    Nine Months Ended September 30
              (unaudited, in millions except per share)
                                              2006     2005    % Fav
                                              GAAP     GAAP   (Unfav)
                                            --------------------------
Revenue (b)
  Sales Force Effectiveness                   $670.3   $614.1      9 %
  Portfolio Optimization                       403.0    377.5      7
  Launch, Brand and Other                      341.8    285.4     20
                                            ------------------
  Total                                      1,415.1  1,277.1     11

Operating Expenses (c)
  Operating Costs* (exclusive of
   Depreciation and Amortization shown
   separately below)                          (619.0)  (560.8)   (10)
  Selling and Administrative*                 (386.5)  (321.3)   (20)
  Depreciation and Amortization                (85.1)   (76.7)   (11)
  Merger Costs (e)                              (6.0)   (15.9)    62
                                            ------------------
  Total                                     (1,096.6)  (974.7)   (13)

Operating Income*                              318.5    302.4      5

Interest expense, net                          (25.2)   (13.1)   (92)
Gains from investments, net (d)                  2.4      2.6     (7)
Other Income, net (f)                           38.2     25.6     50
                                            ------------------
Pretax Income                                  333.9    317.5      5

Provision for Income Taxes (g)                 (83.9)  (122.8)    32
                                            ------------------
Net Income*                                   $250.0   $194.7     28

Diluted EPS:
  Total Diluted EPS*                           $1.20    $0.84     43 %

Shares Outstanding:
  Weighted Average Diluted                     207.5    232.1     11 %
  End-of-Period Actual                         198.4    231.7     14
  Weighted Average Basic                       203.6    227.9     11

    The accompanying notes are an integral part of these financial tables.

    * The company adopted SFAS 123r effective January 1, 2006.
Stock-based compensation expense of $4.8 million and $25.3 million is included within Operating Costs and Selling and Administrative expenses, respectively, for the nine months ended September 30, 2006. Operating Income, Net Income and Total Diluted EPS were reduced by $30.1 million, $21.2 million, and $0.10, respectively.


                             Table 3
                            IMS Health
            Selected Adjusted (Non-GAAP) Measures (a)
                 Three Months Ended September 30
            (unaudited, in millions except per share)

                                                       Non-GAAP
                                               % Fav   Constant $
                                2006    2005  (Unfav)  Growth (h)
                            --------------------------------------
Revenue (b)
  Sales Force Effectiveness   $226.1  $207.1       9  %       8  %
  Portfolio Optimization       134.7   126.2       7          5
  Launch, Brand and Other      121.9    99.5      22         20
                            -----------------
  Total                       $482.7  $432.8      12         10


                                                       Non-GAAP
                                               % Fav   Constant $
                                2006    2005  (Unfav)  Growth (h)
                            -------------------------------------
Operating Income - GAAP       $115.4  $102.2
    Adjustments*                 0.0     8.5
                            -----------------
Adjusted (Non-GAAP)
 Operating Income including
 impact of SFAS 123r           115.4   110.7       4  %      4  %
    Impact of SFAS 123r          8.5     0.0
                            -----------------
Adjusted (Non-GAAP)
 Operating Income excluding
 impact of SFAS 123r          $123.8  $110.7      12        12


                                                   % Fav
                                2006    2005      (Unfav)
                            ----------------------------------
Net Income - GAAP              $69.3   $71.1
    Adjustments*                 4.2     9.4
                            -----------------
Adjusted (Non-GAAP) Net
 Income including impact of
 SFAS 123r                      73.5    80.6        (9)      %
    Impact of SFAS 123r          5.9     0.0
                            -----------------
Adjusted (Non-GAAP) Net
 Income excluding impact of
 SFAS 123r                     $79.4   $80.6        (1)


                                                   % Fav
                                2006    2005      (Unfav)
                            ----------------------------------
Diluted EPS - GAAP             $0.34   $0.30
    Adjustments*                0.02    0.04
                            -----------------
Adjusted (Non-GAAP) Diluted
 EPS including impact of
 SFAS 123r                      0.36    0.34         6       %
    Impact of SFAS 123r         0.03    0.00
                            -----------------
Adjusted (Non-GAAP) Diluted
 EPS excluding impact of
 SFAS 123r                     $0.39   $0.34        15

    * See Table 5 for adjustments to GAAP Income Statement for the three months ending September 30, 2006 and 2005.

    The accompanying notes are an integral part of these financial tables.


                               Table 4
                             IMS Health
              Selected Adjusted (Non-GAAP) Measures (a)
                   Nine Months Ended September 30
              (unaudited, in millions except per share)
                                                         Non-GAAP
                                                % Fav    Constant $
                                2006     2005  (Unfav)   Growth (h)
                            -----------------------------------------
Revenue (b)
  Sales Force Effectiveness   $670.3   $614.1      9  %        10   %
  Portfolio Optimization       403.0    377.5      7            8
  Launch, Brand and Other      341.8    285.4     20           20
                            ------------------
  Total                     $1,415.1 $1,277.1     11           12


                                                         Non-GAAP
                                                % Fav    Constant $
                                2006     2005  (Unfav)   Growth (h)
                            -----------------------------------------
Operating Income - GAAP       $318.5   $302.4
    Adjustments*                 6.0     15.9
                            ------------------
Adjusted (Non-GAAP)
 Operating Income including
 impact of SFAS 123r           324.5    318.3      2  %         2   %
    Impact of SFAS 123r         30.1      0.0
                            ------------------
Adjusted (Non-GAAP)
 Operating Income excluding
 impact of SFAS 123r          $354.6   $318.3     11           12


                                                      % Fav
                                2006     2005        (Unfav)
                            ----------------------------------------
Net Income - GAAP             $250.0   $194.7
    Adjustments*               (40.4)    31.8
                            ------------------
Adjusted (Non-GAAP) Net
 Income including impact of
 SFAS 123r                     209.6    226.5              (7)     %
    Impact of SFAS 123r         21.2      0.0
                            ------------------
Adjusted (Non-GAAP) Net
 Income excluding impact of
 SFAS 123r                    $230.8   $226.5               2


                                                   % Fav
                                2006     2005     (Unfav)
                            ----------------------------------
Diluted EPS - GAAP             $1.20    $0.84
    Adjustments*               (0.20)    0.14
                            ------------------
Adjusted (Non-GAAP) Diluted
 EPS including impact of
 SFAS 123r                      1.01     0.98        3       %
    Impact of SFAS 123r         0.10     0.00
                            ------------------
Adjusted (Non-GAAP) Diluted
 EPS excluding impact of
 SFAS 123r                     $1.11    $0.98       13

    * See Table 6 for adjustments to GAAP Income Statement for the nine months ending September 30, 2006 and 2005.

    The accompanying notes are an integral part of these financial tables.


                               Table 5
                              IMS Health
     Reconciliation from GAAP to Adjusted (Non-GAAP) Measures (a)
                   Including SFAS 123r Cost/Expense
              (unaudited, in millions except per share)
----------------------------------------------------------------------
                                 Three Months Ended September 30, 2006
                                 -------------------------------------
                                                          Adjusted
                                                         (Non-GAAP)
                                   GAAP   Adjustments     Measures
                                 -------------------------------------
Operating Income                  $115.4     $0.0          $115.4

Interest expense, net               (9.3)     0.0           (9.3)
Losses from investments, net (d)    (0.3)     0.2           (0.1)
Other expense, net (f)              (0.4)    (2.3)          (2.7)
                                 -------------------------------------
Pretax Income                      105.4     (2.1)         103.3

Provision for Income Taxes (g)     (36.1)     6.3          (29.8)
                                 -------------------------------------

Net Income                         $69.3     $4.2          $73.5

Diluted EPS:
      Total Diluted EPS            $0.34     $0.02         $0.36


                                 Three Months Ended September 30, 2005
                                 -------------------------------------
                                                          Adjusted
                                                         (Non-GAAP)
                                   GAAP   Adjustments     Measures
                                 -------------------------------------
Operating Income (e)              $102.2     $8.5          $110.7

Interest expense, net               (4.7)     0.0           (4.7)
Gains from investments, net (d)      0.3     (0.3)          0.0
Other Income (Expense), net (f)      7.7     (0.4)          7.2
                                 -------------------------------------
Pretax Income                      105.4      7.8          113.3

Provision for Income Taxes (g)     (34.3)     1.6          (32.7)
                                 -------------------------------------

Net Income                         $71.1     $9.4          $80.6

Diluted EPS:
      Total Diluted EPS            $0.30     $0.04         $0.34

    The accompanying notes are an integral part of these financial tables.


                               Table 6
                              IMS Health
    Reconciliation from GAAP to Adjusted (Non-GAAP) Measures (a)
                   Including SFAS 123r Cost/Expense
              (unaudited, in millions except per share)
----------------------------------------------------------------------
                                 Nine Months Ended September 30, 2006
                                 -------------------------------------
                                                          Adjusted
                                                         (Non-GAAP)
                                   GAAP   Adjustments     Measures
                                 -------------------------------------
Operating Income (e)              $318.5     $6.0          $324.5

Interest expense, net              (25.2)     0.0          (25.2)
Gains from investments, net (d)      2.4      0.7           3.1
Other Income (Expense), net (f)     38.2     (44.0)         (5.8)
                                 -------------------------------------
Pretax Income                      333.9     (37.3)        296.6

Provision for Income Taxes (g)     (83.9)    (3.1)         (87.0)
                                 -------------------------------------

Net Income                        $250.0    $(40.4)        $209.6

Diluted EPS:
      Total Diluted EPS            $1.20    ($0.20)        $1.01



                                 Nine Months Ended September 30, 2005
                                 -------------------------------------
                                                          Adjusted
                                                         (Non-GAAP)
                                   GAAP   Adjustments     Measures
                                 -------------------------------------
Operating Income (e)              $302.4     $15.9         $318.3

Interest expense, net              (13.1)     0.0          (13.1)
Gains from investments, net (d)      2.6      0.4           3.0
Other Income (Expense), net (f)     25.6     (15.5)         10.0
                                 -------------------------------------
Pretax Income                      317.5      0.8          318.2

Provision for Income Taxes (g)    (122.8)    31.1          (91.7)
                                 -------------------------------------

Net Income                        $194.7     $31.8         $226.5

Diluted EPS:
      Total Diluted EPS            $0.84     $0.14         $0.98

    The accompanying notes are an integral part of these financial tables.


                               Table 7
                              IMS Health
              Selected Consolidated Balance Sheet Items
                       (unaudited, in millions)
                                     Sept. 30, 2006    Dec. 31, 2005
                                    ----------------------------------

Cash and cash equivalents                $147.7           $362.9

Accounts receivable, net                 324.3            297.3

Total Long-term debt                    1,105.2           611.4

    The accompanying notes are an integral part of these financial tables.

                              IMS Health

                       NOTES TO FINANCIAL TABLES

    (a) "Selected Adjusted (Non-GAAP) Financial Measures" (Tables 3 and 4) differ from the "GAAP Income Statement" (Tables 1 and 2) by amounts that are detailed on Tables 5 and 6. Adjusted (non-GAAP) measures are those used by management for the purposes of global business decision-making, including developing budgets and managing expenditures. Adjusted (non-GAAP) measures exclude certain U.S. GAAP measures to the extent that management believes exclusion will facilitate comparisons across periods and more clearly indicate trends. Although IMS discloses adjusted (non-GAAP) measures in order to give a full picture to investors of its business as seen by management, these adjusted (non-GAAP) measures are not prepared specifically for investors, are not prepared under a comprehensive set of accounting rules, and are not a replacement for the more comprehensive information for investors included in IMS's U.S. GAAP results. The method IMS uses to prepare adjusted (non-GAAP) measures differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies. Investors interested in management's adjusted (non-GAAP) measures are urged to review the detailed reconciliations of the adjusted measures to comparable U.S. GAAP results.

    (b) Revenue in 2005 has been reclassified between business lines to conform to the 2006 presentation.

    (c) Operating expenses in 2005 reflect a reclassification between operating costs and selling and administrative expenses to make them comparable with the 2006 presentation.

    (d) Losses from investments, net were $0.3 million in the third quarter of 2006, relating primarily to $0.2 million of management fees for the Enterprise investments. This is compared with a net gain of $0.3 million in the third quarter of 2005, relating primarily to a dividend recorded in the Enterprise portfolio, net of management fees and certain write-downs. For the first nine months of 2006, Gains from investments, net were $2.4 million, relating primarily to a $3.3 million gain from the sale of an investment in Allscripts, partially offset by $0.7 million of management fees and writedowns for the Enterprise investments. This is compared with a $2.6 million gain for the first nine months of 2005, resulting from the $3.0 million gain on the sale of a 20% interest in a German company (GPI), partially offset by $0.4 million of management fees and other activities in the Enterprise investments. These gains and losses from Enterprise investments are excluded from adjusted (non-GAAP) measures because they relate to non-strategic investments and are not related to IMS's core business operations.

    (e) Merger costs in the first nine months of 2006 relate to investment bankers' fees due on the $45.0 million payment from VNU, N.V. (see note (f)). Merger costs during the third quarter of 2005 relate to professional fees incurred in connection with IMS's proposed merger with VNU, N.V., as announced on July 11, 2005. These costs, and the associated tax benefits, are excluded from adjusted (non-GAAP) measures because they were incurred specifically in relation to the proposed merger of IMS with VNU, N.V. and are not related to IMS's core business operations. This merger agreement was terminated in November, 2005.

    (f) Other income (expense), net in the first nine months of 2006 includes $45.0 million related to a payment from VNU associated with terminating the proposed merger. The merger termination agreement provided that VNU would pay IMS $45.0 million in the event VNU had a change of control within twelve months of the merger termination; this event occurred in the second quarter of 2006. This payment has been excluded from adjusted (non-GAAP) measures because it is not related to IMS's core business operations. For the first nine months of 2005, Other income (expense), net included $1.2 million for IRI legal fees. These expenses are excluded from adjusted (non-GAAP) measures because they relate to a D&B legacy matter and are not related to IMS's core business operations. For the first nine months of 2005, Other income (expense), net also includes a $6.2 million foreign currency hedge gain related to the repatriation executed in the third quarter of 2005 under the American Jobs Creation Act of 2004 (AJCA) (see note (g)). This gain is excluded from adjusted (non-GAAP) measures because the AJCA is a one-time event. In addition, Other income (expense), net excludes a quarterly phasing adjustment of foreign currency hedge gains (losses), net of $(2.3) million and $1.0 million in the third quarter and first nine months of 2006, respectively, compared with $5.8 million and $(10.5) million in the third quarter and first nine months of 2005, respectively. This phasing adjustment is made to adjusted (non-GAAP) measures in order to more closely match the timing of foreign exchange hedge gains (losses) with the operating income being hedged. For the full year, there is no difference between the hedge losses in adjusted (non-GAAP) measures and GAAP results.

    (g) The tax provision for the third quarter and first nine months of 2006 included a tax provision of $0.7 million and $13.9 million, respectively, related to the Enterprise investments described in note
(d) and the items described in notes (e) and (f). The tax provision for the third quarter and first nine months of 2005 includes a tax benefit of $2.8 million and $0.8 million, respectively, related to the Enterprise investments described in note (d) and the items described in notes (e) and (f). These tax benefits and provisions are excluded from adjusted (non-GAAP) measures because the related charges and gains are excluded from adjusted (non-GAAP) measures.

    The tax provision in the first nine months of 2006 also includes a $28.6 million net benefit from a favorable audit settlement with the IRS for the ILA partnership for years 1998 through 2013, net of tax expense related to certain D&B Legacy matters in dispute with D&B. This tax benefit is excluded from the adjusted (non-GAAP) measures because it relates to D&B Legacy tax matters and is not related to IMS's core business operations. The tax provision in the first nine months of 2006 also includes a $21.4 million tax provision associated with a reorganization of certain foreign subsidiaries. This tax provision is excluded from adjusted (non-GAAP) measures because it is a one-time event. Also in the first nine months of 2005, $39.5 million of tax expense was recorded related to the decision to repatriate $647 million of foreign earnings back to the U.S. during 2005 under the American Jobs Creation Act of 2004 (AJCA), including a tax benefit of $3.3 million recorded in the third quarter as a result of foreign tax deductions related to financing the repatriation dividend. As the AJCA is a one-time event, this tax expense has been excluded from adjusted (non-GAAP) measures.

    The tax provision in the first quarter of 2006 also includes a $28.7 million net tax benefit primarily from a favorable settlement with the IRS of the IMS corporate tax audit for years 2000-2003, net of a tax provision for a foreign jurisdiction. Adjusted (non-GAAP) measures include a phasing adjustment of $5.5 million in the third quarter of 2006 and $(9.8) million in the first nine months of 2006. The tax provision in the first quarter of 2005 also included a $29.3 million tax benefit related to a favorable audit resolution in Japan of the tax years through 2003. Adjusted (non-GAAP) measures include a phasing adjustment for the third quarter and first nine months of 2005 of $7.7 million and $(7.6) million, respectively. These phasing adjustments in 2006 and 2005 allow the full year effective tax rate to be applied in each quarter to pretax adjusted (non-GAAP) measures.

    (h) Constant-dollar growth rates eliminate the impact of year-over-year foreign currency fluctuations.

    Amounts presented in the financial tables may not add due to rounding.

    These financial tables should be read in conjunction with IMS
Health's filings previously made or to be made with the Securities and Exchange Commission.

    CONTACT: IMS Health
             Darcie Peck
             Investor Relations
             203-319-4766
             dpeck@imshealth.com
             or
             Betty Nelson
             Communications
             203-319-4511
             bnelson@us.imshealth.com